Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-210293 on Form S-3 of Nemaura Medical Inc. of our report dated June 12, 2018 relating to the consolidated financial statements for the years ended March 31, 2018 and 2017, appearing in this Annual Report on Form 10-K.

  /s/  Crowe Horwath LLP
Denver, Colorado
June 12, 2018